UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

October 29, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 29, 2008, the Audit Committee of the Company’s Board of Directors concluded that the Company’s consolidated financial statements for the fiscal years ended December 31, 2006 and December 31, 2007, including each of the fiscal quarters in 2006 and 2007, and for the fiscal quarter ended March 31, 2008 should no longer be relied upon due to errors in the accounting for certain of the Company’s transactions in 2006 and 2007.

As previously reported, in connection with its review with respect to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, the Company identified issues relating to its revenue recognition for certain transactions, and the Audit Committee is conducting a review of the accounting for those transactions. As part of this investigation, the Audit Committee retained independent legal counsel, which in turn retained independent forensic accountants, to review the foregoing transactions.

Based on its review to date, the Audit Committee has concluded that the Company incorrectly accounted for certain specific transactions in 2006 and 2007. As a result, the Company incorrectly recognized revenues relating to such transactions, including revenues incorrectly recognized as a result of the failure to apply Financial Accounting Standards Board Interpretation No. 46(R) (FIN 46R).

The Company is in the process of preparing restated financial statements for the fiscal years ended December 31, 2006 and December 31, 2007, including each of the fiscal quarters in 2006 and 2007, and the fiscal quarter ended March 31, 2008. The Company preliminarily estimates that the adjustments relating to these errors in the fiscal years ended December 31, 2006 and 2007 and the quarter ended March 31, 2008 will respectively (i) reduce revenues for 2006, 2007 and the first quarter of 2008 by approximately $2.2 million, $8.7 million and $0.1 million; (ii) increase net loss for 2006 and 2007 by approximately $1.7 million and $1.5 million; and (iii) decrease total assets, current assets and other assets as of March 31, 2008 by approximately $3.2 million, $4.4 million and $6.4 million. However, as the Audit Committee’s review is ongoing, this information is subject to change based upon the final findings of the review and completion of the audit and review of the Company’s restated financial statements by its independent registered public accounting firm, and the cumulative effect of the adjustments could change in such restated financial statements.

As previously reported, the Company identified a material weakness in its internal control over financial reporting as of December 31, 2007. In connection with the restatement, management is assessing the effect of the restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures. Management will not reach a final conclusion on the restatement’s effect on internal control over financial reporting and disclosure controls and procedures until completion of the restatement process but expects to report the existence of one or more material weaknesses in the Company’s internal control over financial reporting relating to the restatement.

The Company intends to file, as soon as practicable, restated financial statements for the fiscal years ended December 31, 2006 and December 31, 2007, including each of the fiscal quarters in 2006 and 2007, and for the fiscal quarter ended March 31, 2008.

The Audit Committee has discussed with Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”), the Company’s independent registered public accounting firm, the matters disclosed in this report pursuant to this Item 4.02(a). As a result of these discussions and the Audit Committee’s conclusion, Singer Lewak has indicated that it intends to issue a letter to the Company stating that their audit opinions on the financial statements for the years ended December 31, 2006 and December 31, 2007 have been withdrawn and should no longer be relied upon.

The Division of Enforcement of the Securities and Exchange Commission is conducting an investigation with respect to the Company’s accounting and related disclosure and other matters. The Company intends to cooperate fully with the SEC.

A copy of the Company’s press release announcing these matters is attached as Exhibit 99.1 hereto.

Item 8.01	Other Events.

As of September 30, 2008, the Company had a cash balance of approximately $16.4 million. In recent months up through last week, the Company has reduced its headcount by 26 to reduce costs and to eliminate redundancies created by the Envirogen acquisition. In addition, the Company plans to outsource its manufacturing operations to further reduce operating costs. The Company also continues to promote its expanded technology offering and expand its geographic presence.

Forward-Looking Statements

This report contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend,” “anticipate” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the completion and results of the Audit Committee’s ongoing review of the Company’s accounting practices for certain transactions, additional accounting or other issues identified in connection with the ongoing review, finalization of the restatements described above and the audit and review of such matters by the Company’s independent registered public accounting firm, negative reactions from the Company’s stockholders, creditors or customers to the Company’s restatement of its financial statements, the scope and impact of any restatement of the Company’s financial statements, the existence of other errors that may require further adjustment of the Company’s financial statements, the impact and result of any litigation, investigation or other action by The Nasdaq Stock Market, the SEC, any other governmental agency or other parties related to the Company’s restatement of its financial statements, the effectiveness of any cost-saving measures by the Company, the Company’s limited operating history, significant operating losses associated with certain of the Company’s contracts, the Company’s ability to identify and consummate other acquisition opportunities that improve the Company’s revenues and profitability, significant fluctuations in its revenues from period to period, its ability to effectively manage its growth, the success of the Company’s strategic partners, its long sales cycles, market acceptance of its technology, the geographic concentration of its operations and customers, its ability to meet customer demands and compete technologically, the Company’s ability to enter into service and maintenance contracts with system sales, the Company’s ability to protect its intellectual property, regulatory approvals of the Company’s systems, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws, the Company’s ability to attract and retain qualified personnel and management members, the Company’s ability to manage its capital to meet future liquidity needs, changes in the board of directors and management members and the timing of the Company’s stock repurchases, if any. More detailed information about these risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update these forward-looking statements to reflect any change in future events. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to update or revise any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Document
99.1	Press release dated October 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: October 29, 2008	BY:	/s/ W. Christopher Chisholm
W. Christopher Chisholm
Vice President and Chief Financial Officer